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                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.)
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/   /    Preliminary Proxy Statement
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/   /    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           SEI INTERNATIONAL TRUST
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
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         14a-6(i)(3).
/   /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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                 amount on which the filing fee is calculated and state how it
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May 23, 1996

Dear Shareholder,

A few weeks ago, as a Shareholder of the SEI International Fixed Income Portfolio, you received a proxy statement and ballot. Several important proposals described in the proxy statement were recommended by the SEI Board of Trustees, but due to the lack of participation from Shareholders, these proposals were never approved. We are asking again for your vote. We need your vote to insure these recommendations are approved. Please spend a few moments to review this letter, and mark your ballot accordingly.

It is easy to participate. Simply fill out and sign the enclosed proxy card. Please mark, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope. Even if you are not currently a Shareholder in the Portfolio, you were a Shareholder of record as of March 4, 1996, and you are entitled to vote. You may vote for all Proposals by simply signing the ballot, or you may vote on each Proposal separately.

Your vote is very important to us. When Shareholders do not vote and do not return their proxies in sufficient numbers, the expense of follow-up solicitations such as this may cost your portfolio money.

We encourage you to support the Trustees' recommendations. These enhancements are evidence of our continuing commitment to improving returns and managing the risk of your portfolio. The proposals described in the proxy statement relate to the following matters:

1. Approving the selection of SEI Financial Management Corporation ("SFM") as investment adviser for the Portfolio.

2. Approving the selection of the current investment adviser, Strategic Fixed Income, L.P., as sub-adviser to the Portfolio.

3. Authorizing the Board of Trustees to approve additional and replacement sub-advisers for the Portfolio without the approval of the Shareholders.

4.  Approving certain changes to the fundamental policies of the Portfolio.


Please call 1-800-DIAL SEI if you have any questions about the proposals under consideration. Thank you for taking the time to consider these important proposals and for your investment in the SEI Funds.

Sincerely,

/s/ DAVID G. LEE

David G. Lee
President and Chief Executive Officer